                                                                     Exhibit 4.1

                         CERTIFICATE OF MEMBERSHIP UNITS

                                                        Membership
            Number                                        Units


                   GRANITE FALLS COMMUNITY ETHANOL PLANT, LLC

 A LIMITED LIABILITY COMPANY ORGANIZED UNDER THE LAWS OF THE STATE OF MINNESOTA


________________________________________________________ is/are the owner(s)
of_______________________________________ UNITS (____________) of the Membership
Units of Granite Falls Community Ethanol Plant, LLC, a Minnesota limited liability company. Changes in the actual Membership Units held by the Members are reflected in the records of the Company.

The Membership Units represented by this Certificate may not be transferred or assigned except in compliance with the Operating and Member Control Agreement of the Company, as amended from time to time, a copy of which is available at the principal office of the Company.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized Chairman and Secretary as of this _______ day of _________ , 20 .

   ---------------------------------         -----------------------------------
        Paul Enstad, Chairman                 Julie Oftedahl-Volstad, Secretary



FOR VALUE RECEIVED, _______ HEREBY SELL, ASSIGN, AND TRANSFER UNTO _____________ ____________________________________________________________ _____________ UNITS
REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ____________________________________________ ATTORNEY TO TRANSFER THE
SAID UNITS ON THE BOOKS OF THE WITHIN NAMED COMPANY WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

     DATED ___________________________________, _____________________,

IN PRESENCE OF


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     The transferability of the Units represented by this certificate is restricted. Such Units may not be sold, assigned, or transferred, nor will any assignee, vendee, transferee, or endorsee thereof be recognized as having acquired any such Units for any purposes, unless and to the extent such sale, transfer, hypothecation, or assignment is permitted by, and is completed in strict accordance with, applicable state and federal law and the terms and conditions set forth in the Operating and Member Control Agreement, as amended from time to time, and as agreed to by each Member.

     The securities represented by this certificate may not be sold, offered for sale, or transferred in the absence of either an effective registration under the Securities Act of 1933, as amended, and under applicable state securities laws, or an opinion of counsel satisfactory to the Company that such transaction is exempt from registration under the Securities Act of 1933, as amended, and under applicable state securities laws.